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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 7, 2000 included in the Urologix, Inc. Annual Report on Form 10-K for the fiscal year ended June 30, 2000, and to all references to our Firm included in this Registration Statement.


Arthur Andersen, LLP
Minneapolis, Minnesota
January 12, 2001

                                                        /s/ Arthur Andersen, LLP